Exhibit 99.1

HealthLynked Corp. Announces Closing of $2,000,000 Private Placement

NAPLES, Fla., July 19, 2018 (GLOBE NEWSWIRE) — HealthLynked Corp. (OTCQB:HLYK), announced today that it has closed a $2,000,000 private placement of common stock and warrants with an institutional investor. HealthLynked Corp. issued 3,900,000 shares of common stock, pre-funded warrants to purchase 4,100,000 shares of common stock, and warrants to purchase 8,000,000 shares of common stock, plus additional warrants to purchase shares of common stock that may become exercisable following the registration of the securities issued in the private placement. The capital was raised for the purpose of technology enhancement, sales and marketing initiatives and for its planned acquisition strategy.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole placement agent for the offering.

George O’Leary, HealthLynked’s Chief Financial Officer, stated: “This private placement allows us to implement our acquisition strategy, which is to acquire health service businesses and offer physician owners cash, HLYK stock, and deferred compensation. Currently we expect that acquisition targets have a practice size of at least $1 million in revenue and demonstrate at least three current consecutive years of strong profitability. We intend to focus our acquisition efforts in the state of Florida.”

The securities offered and sold by HealthLynked Corp. in the private placement were not registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. HealthLynked Corp. has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, including shares of common stock issuable upon exercise of the warrants, to be issued in the private placement. Any resale of HealthLynked Corp. securities under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and healthcare providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take control of their medical information. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge.

Participating healthcare providers can connect with their current and future patients through the system. Other benefits to our providers include the ability to utilize the HealthLynked marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling, and to fill last minute cancellations using our “real time appointment scheduling” mobile application. Healthcare providers pay a monthly fee to access these HealthLynked services.

For additional information about HealthLynked Corp. visit www.healthlynked.com

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the private placement and issuance of warrants; the acquisition strategy; the expected criteria for acquisition target and the use of proceeds from the private placement. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Forward looking statements are subject to risks and uncertainties applicable to us and our operations, and some of these risks are described in our most recent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q and in other filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of these reports and filings. These reports are available to the public at www.sec.gov.

Company Contact:

George O’Leary

Chief Financial Officer

goleary@healthlynked.com

Investor Relations contact:

Jim Hock

Hanover International Inc.

Investor Relations

jh@hanoverinternationalinc.com